UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2013

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On July 21, 2013, Spartan Stores, Inc., a Michigan corporation (“Spartan Stores” or the “Company”), SS Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Spartan Stores (“Merger Sub”), and Nash-Finch Company, a Delaware corporation (“Nash-Finch”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for a business combination of Spartan Stores and Nash-Finch. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Nash-Finch (the “Merger”), with Nash-Finch as the surviving corporation and as a wholly-owned subsidiary of Spartan Stores. The Merger Agreement has been unanimously approved by the boards of directors of Spartan Stores and Nash-Finch.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Nash-Finch common stock (other than shares held by Nash-Finch, Spartan Stores, Merger Sub or any other Spartan Stores subsidiary) will be automatically canceled and converted into the right to receive 1.20 (the “Exchange Ratio”) shares of Spartan Stores common stock (the “Common Stock”). Nash-Finch’s stock options and other equity awards will be generally converted into stock options and equity awards with respect to Spartan Stores common stock, after giving effect to the Exchange Ratio. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The consummation of the Merger is subject to certain conditions, including, without limitation, (a) approval by the Company’s shareholders and Nash-Finch’s stockholders, (b) expiration or termination, as the case may be, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable competition or similar laws, (c) the absence of any law, order or injunction prohibiting the Merger, (d) the declaration of the effectiveness by the Securities and Exchange Commission (“SEC”) of the Registration Statement on Form S-4 to be filed by the Company, and (e) [the lenders providing the Company with financing in connection with the Merger shall not have failed to enter into the credit facility and make the initial loans pursuant to the financing due to the failure of any of the conditions set forth in the Commitment Letter (defined below) relating to (i) the occurrence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company or Nash-Finch, or (ii) minimum excess availability of the credit facility. Moreover, each party’s obligation to consummate the Merger is subject to certain other customary conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers) and (iii) the absence, since the date of the Merger Agreement, of any change, state of facts, event, development or effect that has had or would reasonably be expected to have a Material Adverse Effect with respect to the other party.

Each of the Company and Nash-Finch has (a) made customary representations and warranties and (b) agreed to customary covenants including, without limitation, (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to use commercially reasonable efforts to file a joint proxy statement and to promptly call a shareholder meeting as soon as practicable after the joint proxy statement is declared effective by the SEC, (iii) to cause its board of directors to recommend the approval of the merger to its shareholders (subject to certain exceptions described below) and (iv) to use commercially reasonable efforts to obtain any necessary regulatory approvals for the Merger.

From the date of the Merger Agreement, the Company and Nash-Finch are subject to customary “no-shop” restrictions on their ability to solicit alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, recommend an alternative takeover proposal or enter into an agreement with respect to an alternative takeover proposal. Notwithstanding the “no shop” restrictions, prior to the time the applicable shareholder approval is obtained, each of the Company’s and Nash-Finch’s board of directors may change its recommendation to the shareholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the applicable board of directors has determined in its good faith judgment, after consultation with independent financial advisors and outside legal counsel, that a takeover proposal constitutes a Superior Proposal; provided, however, that prior to taking any such action, the party receiving such Superior Proposal is required to provide the other party the opportunity to match such Superior Proposal or to revise its proposal such that it would cause such Superior Proposal to no longer constitute a Superior Proposal. A “Superior Proposal” means any bona fide written takeover proposal that the applicable board of directors has determined in its good faith judgment, after consultation with its independent financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and that is reasonably likely to result in the consummation of a transaction more favorable to the stockholders from a financial point of view than the Merger, taking into account (A) all relevant legal, regulatory and financial aspects of the proposal (including availability of financing and certainty of closing) and the third party making the proposal; and (B) any changes to the terms of the Merger Agreement proposed by the Company or Nash-Finch, as applicable, in response to such proposal or otherwise.

The Merger Agreement contains certain termination rights for the Company and Nash-Finch, including the right of the Company and Nash-Finch under certain circumstances to terminate the Merger Agreement to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal, the Company or Nash-Finch, as applicable, is required to pay the other party a termination fee of $12 million. If the Merger Agreement is terminated under specified circumstances, including certain breaches of the Agreement, the Company or Nash-Finch, as applicable, is required to reimburse the other party for its transaction-related expenses up to $10 million.

The Merger Agreement provides that, upon consummation of the Merger, the board of directors of Spartan Stores will consist of twelve directors, which will include all five of the current Nash-Finch directors who are independent for purposes of the rules of NASDAQ, and seven directors chosen by the current Spartan Stores directors (at least five of whom will be independent for purposes of the rules of NASDAQ). The Merger Agreement provides that, upon consummation of the Merger, Craig C. Sturken, will continue to serve as Chairman of the Board of Spartan Stores, and Dennis Eidson will continue to serve as President and Chief Executive Officer of Spartan Stores.

The representations, warranties and covenants made in the Merger Agreement (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Nash-Finch in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Commitment Letter

In connection with the Merger Agreement, Spartan Stores entered into a commitment letter (the “Commitment Letter”), dated as of July 21, 2013, with Wells Fargo Bank, National Association and Bank of America Merrill Lynch (the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to $1 billion in loans at the effective time of the Merger for the purposes of (a) payment in full of the outstanding obligations of Spartan Stores and Nash-Finch under their respective existing credit facilities and certain other debt; (b) payment of expenses and fees in connection with the Merger, and (c) working capital of Spartan Stores and its subsidiaries and other general corporate purposes including funding permitted acquisitions.

The Commitment Letter provides for the following facilities:

•	a senior secured revolving credit and letter of credit facility of up to $900 million;

•	a senior secured first-in-last-out revolving credit facility of up to $40 million; and

•	a senior secured term loan facility in the amount of $60 million.

Borrowings under the credit facilities are expected to bear interest at a rate per annum equal to an applicable margin, plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Wells Fargo Bank, National Association and (2) a LIBOR rate determined by reference to an index page based on the applicable interest period selected by the Company, or (b) a LIBOR rate determined by reference to an index page based on the applicable interest period selected by the Company. The applicable margin for borrowings under the credit facilities is expected to vary for each tranche and is expected to be adjusted based on the Company’s monthly average excess availability. The expected interest rates are subject to flex provisions.

The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter. A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is here incorporated by reference. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 8.01.	Other Events.

On July 22, 2013, Spartan Stores and Nash-Finch issued a joint press release announcing the execution of the Merger Agreement. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

As announced in the press release referenced above, on July 22, 2013 at 9:00 AM Eastern Daylight Time, Spartan Stores and Nash-Finch will hold a joint conference call with investors to discuss the proposed Merger.

Important Information for Investors

Communications in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of Spartan Stores common stock in connection with the proposed Merger will be submitted to Spartan Stores’ shareholders for their consideration, and the proposed Merger will be submitted to Nash-Finch’s stockholders for their consideration. In connection therewith, Spartan Stores will file a registration statement on Form S-4 with the SEC that will include a joint proxy statement to be used by Spartan Stores and Nash-Finch to solicit the required approval of their shareholders in connection with the proposed Merger and that will also constitute a prospectus of Spartan Stores. Spartan Stores and Nash-Finch may also file other documents with the SEC concerning the proposed Merger. INVESTORS AND SECURITY HOLDERS OF SPARTAN STORES ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement and prospectus and other documents containing important information about Spartan Stores and Nash-Finch, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Spartan Stores will be available free of charge on Spartan Stores’ website at www.spartanstores.com under the tab “Investor Relations.” Copies of the documents filed with the SEC by Nash-Finch will be available free of charge on Nash-Finch’s website at www.nashfinch.com.

Spartan Stores, Nash-Finch and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Spartan Stores and the shareholders of Nash-Finch in connection with the proposed Merger. Information about the directors and executive officers of Spartan Stores is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on June 14, 2013. Information about the directors and executive officers of Nash-Finch is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 11, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the proposed Merger and statements preceded by, followed by or that otherwise include the words “expects,” “anticipates,” “intends,” “estimates” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Spartan Stores and Nash-Finch as of today’s date and are not guarantees of the future performance of Spartan Stores, Nash-Finch or the combined company, and actual results may vary materially from the results and expectations discussed. There is no assurance that the parties will complete the proposed Merger. The Merger Agreement may be terminated if the companies do not receive the necessary approval of Spartan Stores’ shareholders or Nash-Finch’s stockholders or government approvals or if either Spartan Stores or Nash-Finch fails to satisfy all conditions to closing stated in the Merger Agreement. The availability of the loans described in the Commitment Letter are subject to the satisfaction of certain conditions set forth in the Commitment Letter, which is not assured and not all of which are within Spartan Stores’ control. Additional risks and uncertainties related to the proposed Merger include, but are not limited to, the successful integration of Spartan Stores’ and Nash-Finch’s businesses and the combined company’s ability to compete in the highly competitive retail grocery and food distribution industries.

The revenues, earnings and business prospects of Spartan Stores, Nash-Finch and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the ability of Nash-Finch, Spartan Stores, and the combined company to: respond to actual or potential competitors; effectively address food cost or price inflation or deflation; maintain and improve customer and supplier relationships; realize expected benefits of the Merger; realize growth opportunities; maintain or expand the their respective and combined customer bases; reduce operating costs; generate cash; continue to meet the terms of applicable debt covenants; continue to pay dividends, and successfully implement and realize the expected benefits of various programs, initiatives and goals; anticipate and respond to changes in economic conditions generally or in the markets and geographic areas that we serve, and to address adverse effects of the changing food and distribution industries.

Spartan Stores cautions that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Spartan Stores’ and Nash-Finch’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. Spartan Stores undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

2.1	Agreement and Plan of Merger dated July 21, 2013. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

10.1	Commitment Letter dated July 21, 2013 issued by Wells Fargo Bank, National Association and Bank of America N.A.and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Joint Press Release dated July 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2013	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger dated July 21, 2013. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

10.1	Commitment Letter dated July 21, 2013 issued by Wells Fargo Bank, National Association and Bank of America N.A.and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Joint Press Release dated July 22, 2013